Exhibit 5.1

201 South Main Street Suite 1800 Salt Lake City, Utah 84111 Telephone 801 532-1234 Facsimile 801 536-6111		Mark E. Lehman Direct Dial (801) 532-1234
	Salt Lake City, UT ♦ Las Vegas, NV ♦ Reno, NV	E-Mail MLehman@pasrsonsbehle.com

June 28, 2007

Board of Directors

UCN, Inc.

14870 Pony Express Road

Bluffdale, Utah 84065

Re:	Registration Statement on Form S-3

Gentlemen:

In connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by UCN, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 29, 2007, under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registered offer and sale by the Company of up to $12,000,000 aggregate offering price of shares of common stock, par value $0.0001 per share (the “Common Stock”).

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Common Stock. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Stock Act and any and all Prospectus

Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the Board of Directors of the Company of resolutions in form and content as required by applicable law, if not so previously adopted, authorizing the issuance of such Common Stock and upon payment to the Company of full consideration therefore (in no event less than the par value thereof for shares of Common Stock), in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriter or similar agreements, and by such Board of Directors’ resolutions, and assuming that (i) the terms of such Common Stock as issued and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and such resolutions, (ii) at the time of issuance of such Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock, under the Company’s Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”), (iii) such Common Stock as issued and delivered complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound, any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such Common Stock is issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable definitive purchase, underwriting or similar agreements, and such Board of Directors’ resolutions, such shares of Common Stock will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Parsons Behle & Latimer

Parsons Behle & Latimer